Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of C&F Financial Corporation on Form S-8 of our report dated January 17, 1997, appearing in the Annual Report on Form 10-KSB of C&F Financial Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Richmond, Virginia
September 17, 1998